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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               _________________


                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  September 12, 2001


                               _________________


                                SERACARE, INC.
              (Exact Name of Registrant as Specified in Charter)


           Delaware                   1-13977                   95-4343492
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                    Identification No.)

1925 Century Park East, Suite 1970, Los Angeles, CA                90067
     (Address of Principal Executive Offices)                    (Zip Code)


                               _________________
      Registrant's telephone number, including area code: (310) 772-7777


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)
                               _________________
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Item 5.   OTHER EVENTS

     At a special meeting of the stockholders of SeraCare, Inc. held on September 12, 2001, SeraCare's stockholders voted to adopt the previously announced merger agreement entered into on June 10, 2001, and subsequently amended on August 1, 2001, with Instituto Grifols, S.A., a subsidiary of Probitas Pharma, S.A. The proposal to adopt the merger agreement was approved by the holders of a majority of SeraCare's outstanding common stock.

     Consummation of the proposed merger remains subject to the satisfaction of certain closing conditions set forth in the merger agreement, including consummation of the spin-off of SeraCare's wholly-owned subsidiary, SeraCare Life Sciences, Inc. The record date for the spin-off has been set for September 24, 2001. The spin-off is expected to occur after the close of business on September 24, 2001, and the merger is expected to close on September 25, 2001. If the spin-off and the merger are delayed, the Company will issue a press release indicating when the spin-off and merger are expected to occur.

     The text of the press release relating to the forgoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 7.   Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired.

          Not applicable.

     (b)  Pro forma financial information.

          Not applicable.

     (c)  Exhibits.

          The following exhibits are filed as a part of this report:

Exhibit No.   Description
-----------   -----------

   99.1       Text of press release of SeraCare, Inc. issued September 17, 2001.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SERACARE, INC.


                                             By:       /s/ Jerry L. Burdick
                                                  ------------------------------
                                                  Jerry L. Burdick
Date:  September 17, 2001                         Executive Vice President,
                                                  Chief Financial Officer and
                                                  Secretary
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                                 EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------

   99.1       Text of press release of SeraCare, Inc. issued September 17, 2001.